UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2014

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

On February 26, 2014, the Board of Directors of Viad Corp (the "Company") adopted amendments (the "Amendments") to the Executive Severance Plan (Tier I) of the Company (the "Plan") that eliminate the Plan’s excise tax gross-up provision and the "modified single-trigger" provision, which gave executive officers of the Company the right to receive benefits if they voluntarily terminate employment during the 30-day period following the first anniversary of a change in control. The elimination of the excise tax gross-up provision and the modified single-trigger provision is effective as of the three-year sunset date of February 26, 2017. The Plan is a grandfathered plan applicable to executive officers of the Company hired before January 1, 2013. The Amendments make the grandfathered Plan consistent with the applicable provisions of the Executive Severance Plan (Tier I – 2013) of the Company, which does not contain the modified single-trigger or excise tax gross-up provisions and applies to executive officers hired on January 1, 2013 or thereafter.

The above description of the Amendments is qualified in its entirety by reference to the text of the Amendments, a copy of which is attached hereto as Exhibit 10, and which is incorporated herein in its entirety by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10 – Copy of Amendment No. 1 to Viad Corp Executive Severance Plan (Tier I), effective as of February 26, 2014.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

March 4, 2014	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Chief Accounting Officer – Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

10	Copy of Amendment No. 1 to Viad Corp Executive Severance Plan (Tier I), effective as of February 26, 2014.